Exhibit 99.1

FOR IMMEDIATE RELEASE
April 10, 2025

CONTACT:
Investor Relations - (301) 968-9300

AGNC Investment Corp. Announces Preliminary Estimates for First Quarter 2025
Bethesda, MD – April 10, 2025 – AGNC Investment Corp. (Nasdaq: AGNC) (“AGNC” or the “Company”) announced preliminary estimates for certain financial measures for the first quarter 2025:
•As of March 31, 2025, AGNC's tangible net book value was estimated to be $8.25 per common share;
•For the first quarter 2025, AGNC's total comprehensive income was estimated to be $0.12 per common share;
•For the first quarter 2025, AGNC's net spread and dollar roll income (a non-GAAP financial measure) was estimated to be $0.44 per common share, excluding less than $(0.01) per common share of estimated "catch-up" premium amortization cost;1
•As of March 31, 2025, AGNC's total investment portfolio was approximately $78.9 billion, which includes approximately $7.5 billion of To-Be-Announced ("TBA") Agency MBS and $0.9 billion of credit risk transfer and non-Agency securities and other mortgage credit investments;
•As of March 31, 2025, AGNC's tangible net book value “at risk” leverage ratio was approximately 7.5x;2
•For the first quarter 2025, AGNC's estimated economic return on tangible common equity was 2.4%, comprised of $0.36 of dividends declared per common share and an estimated $(0.16) decrease in tangible net book value per common share;
•As of March 31, 2025, AGNC had approximately $6.0 billion of cash and unencumbered Agency MBS, which represented approximately 63% of the Company's tangible equity;

•As of March 31, 2025, AGNC’s hedge portfolio covered approximately 91% of the Company’s funding liabilities,3 and its duration gap4 was approximately 0.4 years; and
•During the first quarter 2025, the Company issued 49.7 million shares of common stock for net proceeds of $509 million.

The Company also provided an update regarding its estimated tangible net book value per common share and its “at risk” leverage ratio. The Company estimated that its tangible net book value per common share as of April 9, 2025 was between $7.75 and $7.85 per common share before deduction for the Company's common stock dividend previously declared for the month of April 2025, which has a record date of April 30, 2025 and payment date of May 9, 2025. The Company estimated that its “at risk” leverage ratio as of April 9, 2025 was approximately 7.9x.2
The Company will report full financial results for the first quarter 2025 on April 21, 2025, as previously announced. The financial estimates for the first quarter 2025 provided herein reflect the views and assumptions of the Company's management based on information currently available to them in connection with the preparation of the Company's financial statements as of and for such period. Management has not yet completed procedures to verify the completeness and accuracy of this information, which could result in material adjustments when reflected in the Company’s actual reported financial results. The Company's tangible net book value per common share and "at risk" leverage ratio as of April 9, 2025 reflect the views and assumptions of management based on information currently available to them, including information derived from third-party pricing services, which has not been verified for completeness or accuracy. Furthermore, the financial estimates presented above are unaudited and have not been verified or reviewed by any third party, including the Company's independent auditors. Estimates are subject to inherent uncertainties, and investors should not place undue reliance on them. The Company undertakes no obligation to update or revise these estimates.
FIRST QUARTER 2025 STOCKHOLDER CALL AND WEBCAST
AGNC will report first quarter 2025 earnings after market close on April 21, 2025. AGNC will hold a stockholder call and audio webcast on April 22, 2025 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). A slide presentation will accompany the call and will be available in the Investors section of the Company's website at www.AGNC.com. Select the Q1 2025 Stockholder Presentation link to download the presentation in advance of the stockholder call.

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on April 22, 2025. In addition, there will be a phone recording available one hour after the call on April 22, 2025 through April 29, 2025. Those who are interested in hearing the recording of the presentation can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 8131750.

For further information or questions, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
Founded in 2008, AGNC Investment Corp. (Nasdaq: AGNC) is a leading investor in Agency residential mortgage-backed securities (Agency MBS), which benefit from a guarantee against credit losses by Fannie Mae, Freddie Mac, or Ginnie Mae. We invest on a leveraged basis, financing our Agency MBS assets primarily through repurchase agreements, and utilize dynamic risk management strategies intended to protect the value of our portfolio from interest rate and other market risks.

AGNC has a track record of providing favorable long-term returns for our stockholders through substantial monthly dividend income, with over $14 billion of common stock dividends paid since inception. Our business is a significant source of private capital for the U.S. residential housing market, and our team has extensive experience managing mortgage assets across market cycles.

We use our website (www.AGNC.com) and AGNC's LinkedIn and X accounts to distribute information about the Company. Investors should monitor these channels in addition to our press releases, filings with the U.S. Securities and Exchange Commission ("SEC"), public conference calls and webcasts, as information posted through them may be deemed material. Our website, alerts and social media channels are not incorporated by reference into, and are not a part of, this document or any report filed with the SEC. To learn more about The Premier Agency Residential Mortgage REIT, please visit www.AGNC.com, follow us on LinkedIn and X, and sign up for Investor Alerts.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in monetary policy and other factors that affect interest rates, MBS spreads to benchmark interest rates, the forward yield curve, or prepayment rates; the availability and terms of financing; changes in the market value of the Company's assets; general economic or geopolitical conditions; liquidity and other conditions in the market for Agency securities and other financial markets; and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC’s website,

www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

1.Net spread and dollar roll income per common share is a non-GAAP measure. It is measured as estimated (i) total comprehensive income of approximately $0.12 per common share adjusted to (a) exclude estimated net unrealized gains on investment securities measured at fair value through net income and other comprehensive income totaling $1.39 per common share, (b) exclude estimated net realized losses on sale of investment securities of $0.27 per common share, (c) exclude estimated net losses on derivative instruments and other investments of $1.11 per common share, (d) exclude estimated "catch-up" adjustments to premium amortization cost due to an increase in the Company's projected CPR estimates for securities acquired prior to the first quarter 2025 of approximately less than $0.01 per common share, (e) include estimated TBA dollar roll income of $0.02 per common share, (f) include estimated interest rate swap net periodic income of $0.32 per common share and include estimated other net interest expense of $0.01 per common share. The Company believes that this non-GAAP measure provides greater transparency into the information used by the Company's management in its financial and operational decision-making and that it provides additional context for users of its financial information to consider when evaluating the Company's current performance and operations. However, this measure is an incomplete measure of its estimated financial results as computed in accordance with GAAP and should be considered as supplementary to and not as a substitute for results computed in accordance with GAAP. In addition, not all companies use identical calculations, and the Company's presentation of non-GAAP measure estimates may not be comparable to other similarly-named measures of other companies. Accordingly, undue reliance should not be placed on this non-GAAP measure. A more complete presentation and reconciliation of non-GAAP measures and related information will be provided in the Company's announcement of its financial results and its periodic report to be filed with the SEC for the quarter ended March 31, 2025. For additional information pertaining to the Company's use of non-GAAP measures, please refer to its most recent Annual Report on Form 10-K for the year ended December 31, 2024.
2."At risk" leverage is calculated as the sum of repurchase agreements used to fund the Company’s investment portfolio ("Investment Securities Repo"), net TBA position (at cost), other debt, and net receivable/payable for unsettled investment securities divided by total stockholders' equity, adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
3.The Company’s funding liabilities include Investment Securities Repo, net TBA position, and other debt.

4.Duration is a model estimate of interest rate sensitivity measured in years as of a point in time. Duration gap is a measure of the difference between the interest rate sensitivity of the Company's assets and liabilities.